                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 15, 2005 on the consolidated financial statements and schedule of Vocus, Inc. and our report dated June 10, 2005 on the financial statements of Gnossos Software, Inc. in the Registration Statement (Form S-1) and related Prospectus dated June 15, 2005.

                                                /s/ Ernst & Young LLP

Baltimore, Maryland
June 14, 2005